Exhibit 10.9

Description of Amendment to the nVent Management Company Non-Qualified Deferred Compensation Plan

Effective June 1, 2020, a new Section 4.2(c) was added to the nVent Management Company Non-Qualified Deferred Compensation Plan to read as follows:

(c) Suspension of Matching Contribution for 2020. Notwithstanding anything herein to the contrary, no Employer Matching Contribution shall be made for any Employee with respect to the 2020 Plan Year.